SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 3, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

          On June 3, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of ShreveNet, Inc. (“ShreveNet”), a Louisiana based internet service provider. We paid approximately $500,000 of consideration, consisting of $250,000 in cash and consisting of 1,156,336 shares of our common stock for all of the outstanding shares of ShreveNet. As a result of the acquisition, we acquired certain plant, equipment or other physical property that ShreveNet used in its business and we intend to continue such use.

          A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7. Financial Statements and Exhibits.

          The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding membership interests of ShreveNet no later than 60 days after the date that this report on Form 8-K must be filed.

(c)	Exhibits Furnished.

99.1	Agreement and Plan of Merger, dated as of June 3, 2004.

99.2	Employment Agreement of Allen Marsalis

99.3	Press Release, dated June 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright

Jay O. Wright President and Chief Executive Officer MOBILEPRO CORP.

Date: June 7, 2004